CONTACT:
Michael Archer
Executive Vice President
Chief Financial Officer
Camden National Corporation
(800) 860-8821
marcher@CamdenNational.bank

FOR IMMEDIATE RELEASE

Camden National Corporation Delivers Solid First Quarter 2026 Results with Net Income of $21.9 Million and Diluted EPS of $1.29

CAMDEN, Maine, April 28, 2026/PRNewswire/--Camden National Corporation (NASDAQ: CAC; “Camden National” or the “Company”) reported net income of $21.9 million and diluted earnings per share (“EPS”) of $1.29 for the quarter ended March 31, 2026, resulting in a return on average assets of 1.28%, a return on average equity of 12.58%, and a return on average tangible equity (non‑GAAP) of 18.17%.

“Our reported net income of nearly $22 million for the first quarter reflects the benefits of the acquisition we completed last year, including our ability to efficiently scale the combined organization and accelerate our strategy to grow and strengthen our franchise,” said Simon Griffiths, President and Chief Executive Officer of Camden National Corporation. “We delivered solid performance in the first quarter through strong asset quality, expense management and deposit growth. Looking ahead, we remain focused on sustained growth and disciplined execution as we continue to meet our customers’ evolving needs through advice-based conversations.”

FIRST QUARTER 2026 HIGHLIGHTS

•Net income for the first quarter was $21.9 million, compared to $7.3 million for the first quarter of 2025 and $22.6 million for the fourth quarter of 2025 (“linked-quarter”). On a non‑GAAP basis, adjusted net income was $21.9 million, compared to $15.8 million for the first quarter of 2025 and $22.6 million for the fourth quarter of 2025, representing a year‑over‑year increase of 39% and a linked‑quarter decrease of 3%.
•Diluted EPS for the first quarter was $1.29, compared to $0.43 for the first quarter of 2025 and $1.33 for the fourth quarter of 2025. On a non‑GAAP basis, adjusted diluted earnings per share was $1.29, compared to $0.93 for the first quarter of 2025 and $1.33 for the fourth quarter of 2025, representing a year‑over‑year increase of 39% and a linked‑quarter decrease of 3%.
•The GAAP efficiency ratio for the first quarter was 55.50%, and the non-GAAP efficiency ratio was 53.21%, compared to 54.16% and 51.69%, respectively, for the fourth quarter of 2025.
•Book value per share was $41.98 and tangible book value per share (non-GAAP) was $30.58 at March 31, 2026, representing increases of 11% and 18%, respectively, compared to March 31, 2025.

•The Company repurchased 33,131 shares of its common stock at a weighted-average price of $44.85 during the first quarter of 2026.

FINANCIAL OPERATING RESULTS (Q1 2026 vs. Q4 2025)

Net interest income for the first quarter of 2026 totaled $52.4 million, a decrease of 3% from the fourth quarter of 2025. Net interest margin contracted 5 basis points to 3.24% during the first quarter, driven by lower fair value mark accretion income of $956,000 and a 1% decline in average interest-earning assets compared to the prior quarter. Core net interest margin was 2.92% for the first quarter of 2026 and the fourth quarter of 2025.

Provision expense was $553,000 for the first quarter of 2026, compared to $3.0 million for the fourth quarter of 2025. Asset quality remained solid during the first quarter, as highlighted by an annualized net charge-offs-to average-loans ratio of 0.04% at March 31, 2026, compared to 0.26% on a quarterly basis at December 31, 2025.

Non-interest income for the first quarter of 2026 totaled $12.0 million, compared to $14.1 million for the fourth quarter of 2025. The decrease between quarters was driven by a decline in debit card income, reflecting the timing of recognition of our annual Visa incentive bonus and typical debit card seasonality, as well as lower customer loan swap income and deposit-related service charge income, which we anticipate will normalize in the second quarter of 2026.

Non-interest expense for the first quarter of 2026 totaled $35.7 million, a 3% decrease compared to the fourth quarter of 2025. The linked-quarter decline was primarily driven by the timing of certain retirement plan costs related to former Northway employees that were incurred in the fourth quarter of 2025, and lower performance incentive accruals and regulatory assessment fees. The Company’s GAAP and non‑GAAP efficiency ratios for the first quarter of 2026 were 55.50% and 53.21% compared to 54.16% and 51.69%, respectively, for the fourth quarter of 2025.

FINANCIAL CONDITION

Total assets were $7.0 billion at March 31, 2026 and December 31, 2025.

Investments totaled $1.4 billion at March 31, 2026, representing a 3% decrease from December 31, 2025.

Total Loans were $5.0 billion at both March 31, 2026 and December 31, 2025, reflecting typical seasonal patterns for the first quarter. The Company entered the second quarter with a committed loan pipeline of $128.3 million.

The Company’s asset quality continues to be strong, supported by healthy credit metrics, including past-due loans of 0.06% of total loans and non-performing assets of 0.16% of total assets. The allowance for credit losses (“ACL”) on loans increased one basis point during the quarter to 0.92% of total loans at March 31, 2026. The ACL coverage ratio was 4.2 times non-performing loans at March 31, 2026, compared to 6.4 times at December 31, 2025.

Deposits totaled $5.6 billion at March 31, 2026, representing a 1% increase from December 31, 2025, driven by the success of the Company’s high-yield savings product and recent onboarding of new business deposit customers. The increase in deposits enabled the Company to reduce higher‑cost, short‑term borrowings by $68.3 million during the quarter. As of March 31, 2026, the Company’s loan‑to‑deposit ratio was 89%, compared to 90% at December 31, 2025.

As of March 31, 2026, the Company maintained capital ratios well in excess of all regulatory requirements, including a Common Equity Tier 1 ratio of 12.01%, a Tier 1 risk-based ratio of 13.32%, a total risk-based ratio of 14.27%, and a Tier 1 leverage ratio of 9.43%.

The Company announced a cash dividend of $0.42 per share, representing an annualized dividend yield of 3.54%, based on the Company's closing share price of $47.45 as reported by NASDAQ on March 31, 2026. The dividend will be payable on April 30, 2026, to shareholders of record on April 15, 2026.

Q1 2026 CONFERENCE CALL

Camden National Corporation will host a conference call and webcast at 3:00 p.m. Eastern Time on Tuesday, April 28, 2026, to discuss its first quarter of 2026 financial results and outlook. Participants should dial into the call 10 - 15 minutes before it begins. Information about the conference call is as follows:

Live dial-in (Domestic):	(833) 461-5787
Link to obtain live dial-in (All other locations):	https://help.events.q4inc.com/eahc/international-dial-in-numbers
Meeting ID:	616576518
Live webcast URL:	https://events.q4inc.com/attendee/616576518

A link to the live webcast will be available on Camden National's website under "About — Investor Relations" at CamdenNational.bank before the meeting, and a replay of the webcast will be available on Camden National’s website following the conference call. The conference call transcript will also be available on Camden National's website approximately two days after the conference call.

ABOUT CAMDEN NATIONAL CORPORATION

Camden National Corporation (NASDAQ: CAC) is Northern New England's largest publicly traded bank holding company, with $7.0 billion in assets. Founded in 1875, Camden National Bank has 72 banking centers in Maine and New Hampshire and is a full-service community bank offering the latest digital banking, complemented by award-winning, personalized service. Additional information is available at CamdenNational.bank. Member FDIC. Equal Housing Lender.

Comprehensive wealth management, investment, and financial planning services are delivered by Camden National Wealth Management.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including certain plans, expectations, goals, projections, and other statements, which are subject to numerous risks, assumptions, and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures; inflation; ongoing competition in labor markets and employee turnover; deterioration in the value of Camden National's investment securities; changes in consumer spending and savings habits; changes in the interest rate environment; changes in general economic conditions, including as a result of tariffs and retaliatory tariffs; operational risks including, but not limited to, cybersecurity, fraud, pandemics and natural disasters; legislative and regulatory changes that adversely affect the business in which Camden National is engaged; turmoil and volatility in the financial services industry, including failures or rumors of failures of other depository institutions which could affect Camden National's ability to attract and retain depositors, and could affect the ability of financial services providers, including the Company, to borrow or raise capital; actions taken by governmental agencies to stabilize the financial system and the effectiveness of such actions; changes to regulatory capital requirements; changes in the securities markets and other risks and uncertainties disclosed from time to time in Camden National’s Annual Report on Form 10-K for the year ended December 31, 2025, as updated by other filings with the Securities and Exchange Commission ("SEC"). Further, statements regarding the potential effects of notable and global current events, including hostilities in Iran and recent rulings on the permissibility of certain tariffs, on the Company's business, financial condition, liquidity and results of operations may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond the Company's control. Camden National does not have any obligation to update forward-looking statements.

USE OF NON-GAAP MEASURES

In addition to evaluating the Company's results of operations in accordance with generally accepted accounting principles in the United States ("GAAP"), management supplements this evaluation with certain non-GAAP financial measures such as: adjusted net income; adjusted diluted earnings per share; adjusted return on average assets; adjusted return on average equity; pre-tax, pre-provision income; adjusted pre-tax, pre-provision income; return on average tangible equity and adjusted return on average tangible equity; the efficiency and tangible common equity ratios; core net interest margin; and tangible book value per share. Management utilizes these non-GAAP financial measures for purposes of measuring our performance against our peer group and other financial institutions and analyzing our internal performance. We also believe these non-GAAP financial measures help investors better understand the Company's operating performance and trends and allow for better performance comparisons to other financial institutions. In addition, these non-GAAP financial measures remove the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for GAAP operating results, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other financial institutions. Reconciliations to the comparable GAAP financial measures can be found in this document.

ANNUALIZED DATA

Certain returns, yields and performance ratios are presented on an “annualized” basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full-year or year-over-year amounts. Annualized data may not be indicative of any four-quarter period and is presented for illustrative purposes only.

Selected Financial Data
(unaudited)

	At or For The Three Months Ended
(In thousands, except number of shares and per share data)	March 31, 2026	December 31, 2025	March 31, 2025
Financial Condition Data
Loans	$4,963,017	$4,965,138	$4,885,086
Total assets	6,961,581	6,974,584	6,964,785
Deposits	5,585,352	5,537,781	5,597,478
Shareholders' equity	710,007	696,558	640,054
Operating Data and Per Share Data
Net income	$21,883	$22,559	$7,326
Pre-tax, pre-provision income (non-GAAP)(1)	28,630	31,192	15,603
Diluted EPS	1.29	1.33	0.43
Profitability Ratios
Return on average assets	1.28%	1.28%	0.43%
Return on average equity	12.58%	13.01%	4.75%
Return on average tangible equity (non-GAAP)(1)	18.17%	19.06%	8.06%
GAAP efficiency ratio	55.50%	54.16%	74.02%
Efficiency ratio (non-GAAP)(1)	53.21%	51.69%	58.72%
Net interest margin (fully-taxable equivalent)	3.24%	3.29%	3.04%
Core net interest margin (fully-taxable equivalent) (non-GAAP)(1)	2.92%	2.92%	2.68%
Asset Quality Ratios
ACL on loans to total loans	0.92%	0.91%	0.96%
Non-performing loans to total loans	0.22%	0.14%	0.15%
Capital Ratios
Common equity ratio	10.20%	9.99%	9.19%
Tangible common equity ratio (non-GAAP)(1)	7.64%	7.41%	6.49%
Book value per share	$41.98	$41.16	$37.91
Tangible book value per share (non-GAAP)(1)	$30.58	$29.69	$26.02
Tier 1 leverage capital ratio	9.43%	9.12%	8.58%
Total risk-based capital ratio	14.27%	13.95%	13.13%
(1)    This is a non-GAAP measure, please see "Reconciliation of non-GAAP to GAAP Financial Measures (unaudited).”

Consolidated Statements of Condition Data
(unaudited)

(In thousands)	March 31, 2026	December 31, 2025	March 31, 2025	% Change Mar 2026 vs. Dec 2025	% Change Mar 2026 vs. Mar 2025
ASSETS
Cash, cash equivalents and restricted cash	$133,736	$97,492	$219,414	37%	(39)%
Investments:
Trading securities	4,383	5,747	4,860	(24)%	(10)%
Available-for-sale securities, at fair value	901,617	930,401	836,130	(3)%	8%
Held-to-maturity securities, at amortized cost	473,257	485,292	516,682	(2)%	(8)%
Other investments	23,411	26,497	26,284	(12)%	(11)%
Total investments	1,402,668	1,447,937	1,383,956	(3)%	1%
Loans held for sale, at fair value	17,618	15,040	11,059	17%	59%
Loans:
Commercial real estate	2,195,741	2,185,105	2,067,098	—%	6%
Commercial	414,694	417,439	487,409	(1)%	(15)%
Residential real estate	1,993,435	2,012,922	2,028,062	(1)%	(2)%
Home equity	342,874	332,256	283,491	3%	21%
Consumer	16,273	17,416	19,026	(7)%	(14)%
Total loans	4,963,017	4,965,138	4,885,086	—%	2%
Less: allowance for credit losses on loans	(45,576)	(45,276)	(46,723)	1%	(2)%
Net loans	4,917,441	4,919,862	4,838,363	—%	2%
Goodwill and core deposit intangible assets	192,731	194,085	200,770	(1)%	(4)%
Other assets	297,387	300,168	311,223	(1)%	(4)%
Total assets	$6,961,581	$6,974,584	$6,964,785	—%	—%
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits:
Non-interest checking	$1,077,696	$1,113,450	$1,132,648	(3)%	(5)%
Interest checking	1,770,622	1,703,971	1,714,944	4%	3%
Savings and money market	1,966,149	1,910,708	1,828,332	3%	8%
Certificates of deposit	652,002	679,087	703,873	(4)%	(7)%
Brokered deposits	118,883	130,565	217,681	(9)%	(45)%
Total deposits	5,585,352	5,537,781	5,597,478	1%	—%
Short-term borrowings	513,429	581,780	567,436	(12)%	(10)%
Long-term borrowings	1,000	1,000	—	—%	N.M.
Junior subordinated debentures	61,590	61,515	61,290	—%	—%
Accrued interest and other liabilities	90,203	95,950	98,527	(6)%	(8)%
Total liabilities	6,251,574	6,278,026	6,324,731	—%	(1)%
Commitments and Contingencies
Shareholders’ Equity
Common stock, no par value	214,693	215,797	213,589	(1)%	1%
Retained earnings	559,885	545,149	508,720	3%	10%
Accumulated other comprehensive loss:
Net unrealized loss on debt securities, net of tax	(71,141)	(70,405)	(89,613)	1%	(21)%
Net unrealized gain on cash flow hedging derivative instruments, net of tax	6,042	5,478	6,953	10%	(13)%
Net unrecognized gain on postretirement plans, net of tax	528	539	405	(2)%	30%
Total accumulated other comprehensive loss	(64,571)	(64,388)	(82,255)	—%	(21)%
Total shareholders’ equity	710,007	696,558	640,054	2%	11%
Total liabilities and shareholders’ equity	$6,961,581	$6,974,584	$6,964,785	—%	—%
N.M. = Not meaningful

Consolidated Statements of Income Data
(unaudited)

	For The Three Months Ended
(In thousands, except per share data)	March 31, 2026	December 31, 2025	March 31, 2025	% Change Mar 2026 vs. Dec 2025	% Change Mar 2026 vs. Mar 2025
Interest Income
Interest and fees on loans	$66,679	$70,032	$66,549	(5)%	—%
Taxable interest on investments	10,296	10,489	9,772	(2)%	5%
Nontaxable interest on investments	455	455	468	—%	(3)%
Dividend income	413	457	520	(10)%	(21)%
Other interest income	528	610	1,086	(13)%	(51)%
Total interest income	78,371	82,043	78,395	(4)%	—%
Interest Expense
Interest on deposits	21,648	23,353	24,621	(7)%	(12)%
Interest on borrowings	3,476	3,867	4,018	(10)%	(13)%
Interest on junior subordinated debentures	889	905	898	(2)%	(1)%
Total interest expense	26,013	28,125	29,537	(8)%	(12)%
Net interest income	52,358	53,918	48,858	(3)%	7%
Provision for credit losses	553	2,969	9,429	(81)%	N.M.
Net interest income after provision for credit losses	51,805	50,949	39,429	2%	31%
Non-Interest Income
Debit card income	3,422	4,689	3,233	(27)%	6%
Service charges on deposit accounts	2,158	2,558	2,318	(16)%	(7)%
Income from fiduciary services	2,014	1,927	1,838	5%	10%
Brokerage and insurance commissions	1,735	1,674	1,697	4%	2%
Mortgage banking income, net	828	863	508	(4)%	63%
Bank-owned life insurance	791	820	660	(4)%	20%
Other income	1,032	1,603	942	(36)%	10%
Total non-interest income	11,980	14,134	11,196	(15)%	7%
Non-Interest Expense
Salaries and employee benefits	19,615	20,077	20,243	(2)%	(3)%
Furniture, equipment and data processing	4,644	4,571	4,731	2%	(2)%
Net occupancy costs	3,059	2,795	3,033	9%	1%
Debit card expense	1,616	1,653	1,690	(2)%	(4)%
Amortization of core deposit intangible assets	1,354	1,474	1,473	(8)%	(8)%
Regulatory assessments	907	1,146	986	(21)%	(8)%
Consulting and professional fees	921	999	1,498	(8)%	(39)%
Merger and acquisition costs	—	41	7,525	(100)%	(100)%
Other real estate owned and collection costs, net	6	43	90	(86)%	(93)%
Other expenses	3,586	4,061	3,182	(12)%	13%
Total non-interest expense	35,708	36,860	44,451	(3)%	(20)%
Income before income tax expense (benefit)	28,077	28,223	6,174	(1)%	355%
Income Tax Expense (Benefit)	6,194	5,664	(1,152)	9%	(638)%
Net Income	$21,883	$22,559	$7,326	(3)%	199%
Per Share Data
Basic earnings per share	$1.29	$1.34	$0.43	(4)%	200%
Diluted earnings per share	$1.29	$1.33	$0.43	(3)%	200%
N.M. = Not meaningful

Quarterly Average Balance and Yield/Rate Analysis
(unaudited)

	Average Balance			Yield/Rate
	For The Three Months Ended			For The Three Months Ended
(Dollars in thousands)	March 31, 2026	December 31, 2025	March 31, 2025	March 31, 2026	December 31, 2025	March 31, 2025
Assets
Interest-earning assets:
Interest-bearing deposits in other banks and other interest-earning assets	$32,360	$42,711	$84,211	4.70%	4.20%	4.44%
Investments - taxable	1,395,629	1,393,828	1,375,818	3.11%	3.18%	3.04%
Investments - nontaxable(1)	61,137	61,184	62,485	3.77%	3.77%	3.79%
Loans(2):
Commercial real estate	2,183,289	2,182,891	2,065,534	5.61%	5.79%	5.69%
Commercial(1)	360,451	371,987	409,037	6.12%	6.36%	6.37%
Municipal(1)	51,070	93,664	90,554	5.18%	4.65%	6.17%
Residential real estate	2,018,838	2,031,695	2,034,024	4.77%	4.87%	4.71%
Home equity	336,593	323,238	283,516	6.67%	6.94%	7.27%
Consumer	16,769	17,718	19,631	9.43%	9.40%	9.13%
Total loans	4,967,010	5,021,193	4,902,296	5.39%	5.52%	5.45%
Total interest-earning assets	6,456,136	6,518,916	6,424,810	4.88%	5.00%	4.91%
Other assets	477,500	479,563	477,556
Total assets	$6,933,636	$6,998,479	$6,902,366

Liabilities & Shareholders' Equity
Deposits:
Non-interest checking	$1,088,115	$1,174,537	$1,107,398	—%	—%	—%
Interest checking	1,682,848	1,674,762	1,703,056	1.60%	1.73%	1.85%
Savings	1,114,741	1,059,967	894,803	1.41%	1.36%	0.98%
Money market	815,112	832,435	918,637	2.32%	2.46%	2.63%
Certificates of deposit	665,552	690,278	706,851	3.17%	3.38%	3.72%
Total deposits	5,366,368	5,431,979	5,330,745	1.54%	1.61%	1.70%
Borrowings:
Brokered deposits	129,178	127,995	196,510	3.99%	4.21%	4.62%
Customer repurchase agreements	256,619	264,926	236,437	0.93%	1.05%	1.29%
Junior subordinated debentures	61,545	61,479	61,282	5.85%	5.84%	5.94%
Other borrowings	324,853	338,290	348,402	3.60%	3.71%	3.80%
Total borrowings	772,195	792,690	842,631	2.96%	3.07%	3.44%
Total funding liabilities	6,138,563	6,224,669	6,173,376	1.72%	1.79%	1.94%
Other liabilities	89,737	85,874	103,201
Shareholders' equity	705,336	687,936	625,789
Total liabilities & shareholders' equity	$6,933,636	$6,998,479	$6,902,366
Net interest rate spread (fully-taxable equivalent)				3.16%	3.21%	2.97%
Net interest margin (fully-taxable equivalent)				3.24%	3.29%	3.04%
Core net interest margin (fully-taxable equivalent)(3)				2.92%	2.92%	2.68%
(1) Reported on a tax-equivalent basis calculated using the federal corporate income tax rate of 21%, including certain commercial loans.
(2) Non-accrual loans and loans held for sale are included in total average loans.
(3) This is a non-GAAP measure. Please see "Reconciliation of non-GAAP to GAAP Financial Measures (unaudited).”

Asset Quality Data
(unaudited)

(In thousands)	At or for the Three Months Ended March 31, 2026	At or for the Year Ended December 31, 2025	At or for the Nine Months Ended September 30, 2025	At or for the Six Months Ended June 30, 2025	At or for the Three Months Ended March 31, 2025
Non-accrual loans:
Residential real estate	$2,252	$2,667	$3,393	$3,678	$4,322
Commercial real estate	5,420	639	134	145	271
Commercial	2,689	3,042	4,103	13,514	1,803
Home equity	596	672	697	834	848
Consumer	2	3	3	6	7
Total non-accrual loans	10,959	7,023	8,330	18,177	7,251
Accruing loans past due 90 days	—	—	—	—	—
Total non-performing loans	10,959	7,023	8,330	18,177	7,251
Other real estate owned	—	—	—	72	72
Total non-performing assets	$10,959	$7,023	$8,330	$18,249	$7,323
Loans 30-89 days past due:
Residential real estate	$772	$1,565	$725	$1,519	$1,754
Commercial real estate	569	5,284	5,014	1,120	380
Commercial	1,350	541	1,865	884	767
Home equity	328	713	456	457	301
Consumer	58	59	37	134	139
Total loans 30-89 days past due	$3,077	$8,162	$8,097	$4,114	$3,341
ACL on loans at the beginning of the period	$45,276	$35,728	$35,728	$35,728	$35,728
ACL established on acquired PCD loans(1)	—	3,071	3,071	3,071	3,071
Provision for loan losses	806	22,031	19,009	15,469	8,873
Charge-offs:
Residential real estate	—	4	4	4	4
Commercial real estate	—	3,220	218	191	191
Commercial	627	12,659	12,320	1,245	896
Home equity	—	21	21	3	3
Consumer	43	185	152	102	26
Total charge-offs	670	16,089	12,715	1,545	1,120
Total recoveries	(164)	(535)	(408)	(299)	(171)
Net charge-offs	506	15,554	12,307	1,246	949
ACL on loans at the end of the period	$45,576	$45,276	$45,501	$53,022	$46,723
Components of ACL:
ACL on loans	$45,576	$45,276	$45,501	$53,022	$46,723
ACL on off-balance sheet credit exposures(2)	2,810	3,064	3,117	3,685	3,362
ACL, end of period	$48,386	$48,340	$48,618	$56,707	$50,085
Ratios:
Non-performing loans to total loans	0.22%	0.14%	0.17%	0.37%	0.15%
Non-performing assets to total assets	0.16%	0.10%	0.12%	0.26%	0.11%
ACL on loans to total loans	0.92%	0.91%	0.91%	1.08%	0.96%
Net charge-offs to average loans (annualized):
Quarter-to-date	0.04%	0.26%	0.89%	0.02%	0.08%
Year-to-date	0.04%	0.31%	0.33%	0.05%	0.08%
ACL on loans to non-performing loans	415.88%	644.68%	546.23%	291.70%	644.37%
Loans 30-89 days past due to total loans	0.06%	0.16%	0.16%	0.08%	0.07%
(1)    Purchase credit deteriorated (“PCD”).
(2)    Presented within accrued interest and other liabilities on the consolidated statements of condition.

Reconciliation of non-GAAP to GAAP Financial Measures
(unaudited)

Adjusted Net Income; Adjusted Diluted Earnings per Share; Adjusted Return on Average Assets; and Adjusted Return on Average Equity:
	For the Three Months Ended
(In thousands, except number of shares, per share data and ratios)	March 31, 2026	December 31, 2025	March 31, 2025
Adjusted Net Income:
Net income, as presented	$21,883	$22,559	$7,326
Adjustments before taxes:
Provision for non-PCD acquired loans	—	—	6,294
Provision for acquired unfunded commitments	—	—	249
Merger and acquisition costs	—	41	7,525
Total adjustments before taxes	—	41	14,068
Tax impact of above adjustments, as applicable(1)	—	(9)	(3,205)
Adjustment for deferred tax valuation adjustment(2)	—	—	(2,421)
Adjusted net income	$21,883	$22,591	$15,768

Adjusted Diluted Earnings per Share:
Diluted earnings per share, as presented	$1.29	$1.33	$0.43
Adjustments before taxes:
Provision for non-PCD acquired loans	—	—	0.37
Provision for acquired unfunded commitments	—	—	0.01
Merger and acquisition costs	—	—	0.45
Total adjustments before taxes	—	—	0.83
Tax impact of above adjustments, as applicable(1)	—	—	(0.19)
Adjustment for deferred tax valuation adjustment(2)	—	—	(0.14)
Adjusted diluted earnings per share	$1.29	$1.33	$0.93

Adjusted Return on Average Assets:
Return on average assets, as presented	1.28%	1.28%	0.43%
Adjustments before taxes:
Provision for non-PCD acquired loans	—%	—%	0.37%
Provision for acquired unfunded commitments	—%	—%	0.01%
Merger and acquisition costs	—%	—%	0.44%
Total adjustments before taxes	—%	—%	0.82%
Tax impact of above adjustments, as applicable(1)	—%	—%	(0.19)%
Adjustment for deferred tax valuation adjustment(2)	—%	—%	(0.14)%
Adjusted return on average assets	1.28%	1.28%	0.92%

Adjusted Return on Average Equity:
Return on average equity, as presented	12.58%	13.01%	4.75%
Adjustments before taxes:
Provision for non-PCD acquired loans	—%	—%	4.08%
Provision for acquired unfunded commitments	—%	—%	0.16%
Merger and acquisition costs	—%	0.02%	4.88%
Total adjustments before taxes	—%	0.02%	9.12%
Tax impact of above adjustments, as applicable(1)	—%	—%	(2.08)%
Adjustment for deferred tax valuation adjustment(2)	—%	—%	(1.57)%
Adjusted return on average equity	12.58%	13.03%	10.22%
(1)    Calculated using an estimated combined marginal income tax rate of 23%.
(2)     A one-time deferred tax valuation adjustment of $2.4 million resulted from a change in the apportionment of state income taxes due to the Northway acquisition.

Pre-Tax, Pre-Provision Income and Adjusted Pre-Tax, Pre-Provision Income:
	For the Three Months Ended
(In thousands)	March 31, 2026	December 31, 2025	March 31, 2025
Net income, as presented	$21,883	$22,559	$7,326
Adjustment for provision for credit losses	553	2,969	9,429
Adjustment for income tax expense (benefit)	6,194	5,664	(1,152)
Pre-tax, pre-provision income	28,630	31,192	15,603
Adjustment for merger and acquisition costs	—	41	7,525
Adjusted pre-tax, pre-provision income	$28,630	$31,233	$23,128

Efficiency Ratio:
	For the Three Months Ended
(Dollars in thousands)	March 31, 2026	December 31, 2025	March 31, 2025
Non-interest expense, as presented	$35,708	$36,860	$44,451
Adjustment for merger and acquisition costs	—	(41)	(7,525)
Adjustment for amortization of core deposit intangible assets	(1,354)	(1,474)	(1,473)
Adjusted non-interest expense	$34,354	$35,345	$35,453
Net interest income, as presented	$52,358	$53,918	$48,858
Adjustment for the effect of tax-exempt income(1)	225	331	326
Non-interest income, as presented	11,980	14,134	11,196
Adjusted net interest income plus non-interest income	$64,563	$68,383	$60,380
GAAP efficiency ratio	55.50%	54.16%	74.02%
Non-GAAP efficiency ratio	53.21%	51.69%	58.72%
(1)    Reported on a tax-equivalent basis using a 21% income tax rate.

Return on Average Tangible Equity and Adjusted Return on Average Tangible Equity:
	For the Three Months Ended
(Dollars in thousands)	March 31, 2026	December 31, 2025	March 31, 2025
Return on Average Tangible Equity:
Net income, as presented	$21,883	$22,559	$7,326
Adjustment for amortization of core deposit intangible assets	1,354	1,474	1,473
Tax impact of above adjustment(1)	(311)	(339)	(339)
Net income, adjusted for amortization of core deposit intangible assets	$22,926	$23,694	$8,460
Average equity, as presented	$705,336	$687,936	$625,789
Adjustment for average goodwill and core deposit intangible assets	(193,554)	(194,800)	(200,125)
Average tangible equity	$511,782	$493,136	$425,664
Return on average equity	12.58%	13.01%	4.75%
Return on average tangible equity	18.17%	19.06%	8.06%
Adjusted Return on Average Tangible Equity:
Adjusted net income (refer to the "Adjusted Net Income" non-GAAP reconciliation table)	$21,883	$22,591	$15,768
Adjustment for amortization of core deposit intangible assets	1,354	1,474	1,473
Tax impact of above adjustment(1)	(311)	(339)	(339)
Adjusted net income, adjusted for amortization of core deposit intangible assets	$22,926	$23,726	$16,902
Adjusted return on average tangible equity	18.17%	19.09%	16.10%
(1)    Calculated using an estimated combined marginal income tax rate of 23%.

Core Net Interest Margin (fully-taxable equivalent):
	For the Three Months Ended
(In thousands)	March 31, 2026	December 31, 2025	March 31, 2025
Net interest margin, tax equivalent, as presented	3.24%	3.29%	3.04%
Net accretion income on loans from purchase accounting(1)	(0.26)%	(0.31)%	(0.30)%
Net accretion income on investments from purchase accounting(2)	(0.06)%	(0.07)%	(0.07)%
Net amortization on time deposits and borrowings from purchase accounting(3)	—%	0.01%	0.01%
Core net interest margin (fully-taxable equivalent)	2.92%	2.92%	2.68%
(1)    Recognized $3.7 million, $4.6 million and $4.3 million of net accretion income on loans from purchase accounting for the three months ended March 31, 2026, December 31, 2025 and March 31, 2025, respectively.
(2)    Recognized $759,000, $857,000 and $831,000 of net accretion income on investments from purchase accounting for the three ended March 31, 2026, December 31, 2025 and March 31, 2025, respectively.
(3)    Recognized $75,000 of amortization expense on borrowings from purchase accounting for the three months ended March, 31, 2026 and $131,000 of amortization expense on time deposits and borrowings from purchase accounting for the three months ended December 31, 2025 and March 31, 2025.

Tangible Book Value Per Share and Tangible Common Equity Ratio:
(In thousands, except number of shares, per share data and ratios)	March 31, 2026	December 31, 2025	March 31, 2025
Tangible Book Value Per Share:
Shareholders' equity, as presented	$710,007	$696,558	$640,054
Adjustment for goodwill and core deposit intangible assets	(192,731)	(194,085)	(200,770)
Tangible shareholders' equity	$517,276	$502,473	$439,284
Shares outstanding at period end	16,914,371	16,924,310	16,885,571
Book value per share	$41.98	$41.16	$37.91
Tangible book value per share	$30.58	$29.69	$26.02
Tangible Common Equity Ratio:
Total assets	$6,961,581	$6,974,584	$6,964,785
Adjustment for goodwill and core deposit intangible assets	(192,731)	(194,085)	(200,770)
Tangible assets	$6,768,850	$6,780,499	$6,764,015
Common equity ratio	10.20%	9.99%	9.19%
Tangible common equity ratio	7.64%	7.41%	6.49%